Exhibit 10.3

PURCHASE MONEY NOTE

$2,100,000.00	Dated: December 17, 2010

FOR VALUE RECEIVED, SONO-TEK INDUSTRIAL PARK LLC, a New York limited liability company, with an address at 2012 Route 9W, Milton, New York (the “Mortgagor”), promises to pay to the order of JEAN K. WOODWARD, 50 Riverview Drive, Marlboro, New York 12542 (the “Seller”), or at such other place as the Seller or holder may from time to time designate in writing, the sum of TWO MILLION ONE HUNDRED THOUSAND AND NO/100 ($2,100,000.00) DOLLARS payable as follows:

The sum of $14,445.63 shall be paid on the 1st day of February 2011, and on the 1st day of each and every month thereafter from which sum interest at the rate of five and one/half (5-1/2%) percent per annum shall first be credited, and the balance of such payment remaining shall be credited in reduction of the principal sum due. On the 240th payment date in January 2031, the unpaid balance of principal together with accrued interest shall become due and payable. Interest shall not begin to accrue until January 1, 2011.

All payments shall be in lawful money of the United States.

This Note is the note referred to in a Purchase Money Mortgage of even date herewith on property located in the Town of Marlboro, County of Ulster, State of New York, between the parties hereto (the “Mortgage”).

IT IS EXPRESSLY AGREED, that the entire unpaid principal indebtedness hereof shall become immediately due and payable at the sole and exclusive option of the holder, in the event of default of twenty (20) days in the payment of any installment of principal or interest by the Mortgagor following notice and demand from the holder of the note to the Mortgagor.

No delay or failure on the part of the holder to exercise any power or right shall operate as a waiver thereof and such rights and powers shall be deemed continuous, nor shall a partial exercise preclude full exercise thereof; and no right or remedy of the holder shall be deemed abridged or modified by any course of conduct and no waiver thereof shall be predicated thereon, nor shall failure to exercise any such power or right subject the holder to any liability.

The Mortgagor hereby waives presentment for payment, demand, notice of nonpayment, and notice of protest of this Note.

In the event any sum payable shall remain unpaid for a period of twenty (20) days after the sum becomes due, there shall be a late charge of five (5%) percent of the overdue payment.

Whenever the unpaid principal balance hereof becomes due and payable, whether upon maturity or acceleration due to default, the amount thereof shall thereafter bear interest at twelve (12%) percent per annum (the “Default Rate”) or the maximum rate of interest then permitted by law, whichever is less.

The Purchase Money Note and Mortgage may be prepaid in whole or in part at any time in principal installments of not less than $1,000.00.

No renewal or extension of this Note, no delay in enforcement of payment of this Note, and no delay or omission in exercising any right or power hereunder or as otherwise set forth shall affect the liability of the Mortgagor herein.

The Mortgagor expressly agrees to pay to the holder hereof, as soon as incurred, all costs and expenses incidental to the enforcement of its rights after the occurrence of an event of default or to the collection of the principal indebtedness hereof, including, but not limited to counsel fees.

The provisions of this Note shall be interpreted and all rights and obligations shall be determined, in accordance with the laws of the State of New York.

This Note may not be changed or terminated (including the extension of any due dates, or time periods provided herein) except by a written instrument duly executed by the holder hereof.

SONO-TEK INDUSTRIAL PARK LLC

By:	/s/ Stephen J. Bagley
Stephen J. Bagley
Manager

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF ORANGE	)

On December 17, 2010, before me, the undersigned, a Notary Public in and for said State, personally appeared Stephen J. Bagley, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or person upon behalf of which the individual acted, executed the instrument.

_________________________________

Notary Public

JRL/ef/159097

7201-63758

11/22/10

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